SECURITIES AND EXCHANGE COMMISION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report - April 7, 2005

                       SYSTEMS MANAGEMENT SOLUTIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                     NEVADA
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                 (State or Other Jurisdiction of Incorporation)

            333-45210                             88-0460457
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   (Commission File Number)           (IRS Employer Identification Number)

                           7550 IH-10 West, 14th Floor
                            San Antonio, Texas 78229
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              (Address of Principal Executive Offices and Zip Code)

                                  210-541-7133
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              (Registrant's Telephone Number, Including Area Code)


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ITEM 2.01 Completion of Acquisition.

      On April 6, 2005, the Registrant established a wholly owned subsidiary named SMSN Merger Sub, Inc., a Texas corporation which such corporation then entered into an Agreement and Plan of Merger between itself , SMS Envirofuels, Inc., a Texas corporation, and the Registrant. Under the terms of such Plan of Merger, SMS Envirofuels, Inc. will be merged into SMSN Merger Sub, Inc., the name of SMSN Merger Sub, Inc. will be changed to SMS Envirofuels, Inc., the shares of SMS Envirofuels, Inc. will be exchanged for 1,444,444 shares of the $0.0001 common stock of Registrant. SMS Envirofuels, Inc. has developed a plant to produce bio-diesel from soybean oil and has recently begun marketing such bio-diesel to distributors and retailers. The Registrant plans to continue this business with the operating assets of SMS Envirofuels, Inc. and to expand the production and marketing of the bio-diesel product.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

                                   SYSTEMS MANAGEMENT SOLUTION, INC.
                                   (Registrant)

                                   By: /s/ Jim Karlak
Date: April 7, 2005                    President, Chairman of the Board and CEO